EXHIBIT 5.1


            [LETTERHEAD OF LOWENSTEIN SANDLER PC, Attorneys at Law]


November 25, 2003

Arotech Corporation
632 Broadway, Suite 1200
New York, New York 10012


Dear Sirs:

In connection with the registration by Arotech Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), and warrants to purchase Common Stock ("Warrants") in an aggregate amount of up to $20,000,000, as contemplated by the Company's Registration Statement on Form S-3, as amended from time to time (the "Registration Statement"), we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Based on such examination and on the assumptions set forth below, we are of the opinion that (i) the Common Stock being registered pursuant to the Registration Statement (including shares of Common Stock issuable upon the exercise of Warrants being registered pursuant to the Registration Statement), when issued and delivered in accordance with the applicable definitive subscription, purchase, underwriting, warrant or other agreement approved by the Company's board of directors (the "Board") and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Board may determine (and, if applicable, in accordance with the terms of the Warrant related thereto), will be validly issued, fully paid, and non-assessable, and (ii) the Warrants being registered pursuant to the Registration Statement, when issued and delivered in accordance with the applicable definitive subscription, purchase, underwriting, warrant or other agreement approved by the Board and upon receipt by the Company of such lawful consideration therefor as the Board may determine, will be validly issued and will be valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a prospectus supplement describing the Common Stock and/or Warrants offered pursuant to the Registration Statement (the "Offered Securities") will have been filed with the Securities and Exchange Commission (the "Commission"); (iii) the definitive terms of any Offered Securities will have been established in accordance with the authorizing resolutions of the Board, the Company's Certificate of Incorporation, the Company's Bylaws, and applicable law; (iv) any Common Stock (including shares of Common Stock issuable upon the exercise of the Warrants being registered pursuant to the Registration Statement) will have been duly authorized and reserved for issuance, in each case within the limits of the Company's then



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remaining authorized but unissued Common Stock; (v) resolutions authorizing the
Company to issue, offer and sell the Offered Securities will have been validly adopted by the Board and will be in full force and effect at all times at which the Offered Securities are offered or sold by the Company; (vi) resolutions authorizing any issue that requires approval of shareholders pursuant to the corporate governance requirements of the Nasdaq Stock Market will have been validly adopted by the shareholders of the Company; (vii) any subscription, purchase, underwriting or other agreement upon which approval of the Board for issuance of Offered Securities is predicated will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
(viii) each Warrant will have been duly authorized, executed and delivered by the Company; and (ix) all Offered Securities will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

This opinion is limited to the provisions of the Delaware General Corporation
Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,

/s/ Lowenstein Sandler PC

LOWENSTEIN SANDLER PC